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Dori Kesten
Capital Markets
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DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2025 RESULTS
Completed $1.5 Billion Refinancing, No Debt Maturities Until 2028
Repurchased 3.6 Million Common Shares Year To Date
Increasing Midpoint of 2025 Adjusted EBITDA and FFO Per Share Guidance
BETHESDA, Maryland, Thursday, August 7, 2025 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced results of operations for the quarter ended June 30, 2025.

HIGHLIGHTS
•Net Income: Net income attributable to common stockholders was $38.4 million, or $0.18 per diluted share, an increase of 73.8% compared to the second quarter of 2024.
•Comparable RevPAR: $226.95, an increase of 0.1% compared to the second quarter of 2024, which was in line with expectations.
•Comparable Total RevPAR: $350.00, an increase of 1.1% compared to the second quarter of 2024, which was stronger than expected with a 3.1% increase in out-of-room revenues.
•Comparable Hotel Adjusted EBITDA: $95.4 million, a decrease of 1.9% compared to the second quarter of 2024.
•Comparable Hotel Adjusted EBITDA Margin: 31.19%, a decrease of 97 basis points compared to the second quarter of 2024.
•Adjusted EBITDA: $90.5 million, a decrease of 4.7% to the second quarter of 2024.
•Adjusted FFO per Share: $0.35, which is flat to the second quarter of 2024.
•Debt Refinancing: On July 22, 2025, the Company completed a $1.5 billion refinancing of its senior unsecured credit facility, increasing its size, funding all near-term debt maturities, and extending its maturity schedule.
•Share Repurchases: Year-to-date through August 7, 2025, the Company has repurchased 3.6 million shares of its common stock at a weighted average price of $7.64 per share for total consideration of approximately $27.3 million.

"RevPAR in the second quarter was in line with our expectations, with demand down modestly and rates up compared to the same time last year. Out-of-room spend accelerated from levels experienced in the first quarter, and that trend has continued into the third quarter. Excluding a larger than anticipated property tax increase in Chicago, we were able to limit expense growth to just 0.7%. Comparable Hotel Adjusted EBITDA margins contracted 97 basis points, but excluding the impact of the Chicago property tax increase, margins expanded by an impressive 30 basis points.

We are beginning to see signs of a stabilization in travel patterns in our higher end portfolio and expect out-of-room revenues to remain a bright spot in the second half of the year. Policy and macroeconomic uncertainty remain, although to a lesser extent than three months ago. We are comfortable raising the midpoint of our 2025 Adjusted EBITDA and FFO per share guidance.

In July, we successfully refinanced and extended the maturities under our senior unsecured credit facility, increasing its size from $1.2 billion to $1.5 billion with pricing unchanged. Following the prepayment of our remaining mortgage loan in early September, we will have no hotels encumbered by debt, all our debt will be fully prepayable at any time without cost, and we will have no debt maturities until 2028.

We continued to take advantage of the disconnect in our share price and repurchased an additional $12.6 million of common shares in the second quarter, or $27.3 million year to date. With an implied capitalization rate of 9.7% based on consensus estimates, we continue to view share repurchases as one of our best uses of capital."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

OPERATING RESULTS

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include all hotels owned as of June 30, 2025 for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results(1)
ADR	$295.78	$292.59	1.1%	$287.24	$282.04	1.8%
Occupancy	76.7%	77.5%	(0.8)%	72.0%	72.6%	(0.6)%
RevPAR	$226.95	$226.83	0.1%	$206.69	$204.67	1.0%
Total RevPAR	$350.00	$346.27	1.1%	$320.95	$316.69	1.3%
Room Revenues	$198.2	$198.0	0.1%	$359.0	$357.2	0.5%
Total Revenues	$305.7	$302.2	1.2%	$557.5	$552.7	0.9%
Hotel Adjusted EBITDA	$95.4	$97.2	(1.9)%	$156.7	$157.3	(0.4)%
Hotel Adjusted EBITDA Margin	31.19%	32.16%	(97) bps	28.11%	28.45%	(34) bps
Available Rooms	873,489	872,781	708	1,737,039	1,745,289	(8,250)

Actual Operating Results(2)
Total Revenues	$305.7	$309.3	(1.2)%	$560.6	$565.7	(0.9)%
Net income attributable to common stockholders	$38.4	$22.1	73.8%	$47.8	$28.0	70.7%
Earnings per diluted share	$0.18	$0.10	80.0%	$0.23	$0.13	76.9%
Adjusted EBITDA(3)	$90.5	$95.0	(4.7)%	$146.6	$151.3	(3.1)%
Adjusted FFO(3)	$72.3	$75.0	(3.6)%	$111.8	$113.6	(1.6)%
Adjusted FFO per diluted share(3)	$0.35	$0.35	—%	$0.53	$0.53	—%
(1) Amounts include the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2024 to June 30, 2024 and exclude the operating results for Westin Washington D.C. City Center sold on February 19, 2025. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include the operating results of all hotels for the Company's respective ownership periods.
(3) Effective January 1, 2025, the Company excludes share-based compensation from its calculations of Adjusted EBITDA and Adjusted FFO. Amounts reported for 2024 have been adjusted to reflect the current year presentation.

DEBT REFINANCING

On July 22, 2025, the Company successfully refinanced, upsized, and extended the maturities under its senior unsecured credit facility (the "Credit Facility"), further enhancing the strength and flexibility of its conservative balance sheet. The Company entered into an amendment and restatement of its existing $1.2 billion facility, increasing its size to $1.5 billion. The Credit Facility is comprised of a $400 million revolving credit facility maturing in January 2030, exclusive of two six-month extension options, a $500 million term loan maturing in January 2028, exclusive of two six-month extension options, a $300 million term loan maturing in January 2029, exclusive of two six-month extension options, and a $300 million term loan maturing in January 2030. The Credit Facility bears interest pursuant to a leverage-based pricing grid ranging from 1.35% to 2.25% over SOFR. Based upon the Company's current leverage, the pricing is at the lowest end of the grid.

The Company is utilizing the incremental $300 million of proceeds under the Credit Facility to repay three mortgage loans that matured or will mature in 2025. The mortgage loan secured by the Worthington Renaissance Fort Worth Hotel and the Hotel Clio, which together had a principal balance of approximately $125.0 million, were repaid on their respective maturity dates in May 2025 and July 2025 prior to the closing of the Credit Facility. The Company intends to prepay the $166.2 million mortgage loan secured by the Westin Boston Seaport District in September 2025. Following this repayment, the Company will have no debt maturities until January 2028 and its portfolio will be fully unencumbered by secured debt.

CAPITAL EXPENDITURES

The Company invested approximately $41.3 million in capital improvements at its hotels during the six months ended June 30, 2025. The Company continues to expect to invest approximately $85.0 to $95.0 million in capital improvements at its hotels in 2025. Significant projects in 2025 include the following:

•Hilton Garden Inn New York / Times Square Central: The Company completed a renovation of the hotel's guestrooms during the first quarter of 2025.
•Sedona Repositioning: The Company commenced the repositioning of Orchards Inn as the Cliffs at L'Auberge on November 1, 2024. The repositioning will integrate the hotel with the adjacent L'Auberge de Sedona and includes construction of a new hillside pool and path connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space. The renovation of the guestrooms, arrival experience and event space was completed in May 2025. The Company expects to complete the pool and path project in the third quarter of 2025, after which the two properties will operate as one resort.
•Kimpton Hotel Palomar Phoenix: The Company commenced a renovation of the hotel's guestrooms during the second quarter of 2025, which is expected to be completed in September 2025.
•Courtyard New York Manhattan/Midtown East: The Company expects to commence a renovation of the hotel's guestrooms during the fourth quarter of 2025.

BALANCE SHEET

As of June 30, 2025, the Company had total debt outstanding of $1.0 billion, consisting of $800.0 million of unsecured term loans and two property-specific mortgage loans totaling $220.9 million, with a weighted average interest rate of 5.17%. The Company used a portion of the proceeds from the Credit Facility refinancing to repay the mortgage loan secured by the Hotel Clio that matured on July 6, 2025 and intends to prepay its one remaining mortgage loan in September 2025. As of July 31, 2025, the Company had $400 million available under its undrawn revolving credit facility and approximately $287.1 million of unrestricted cash on hand.

SHARE REPURCHASE PROGRAM

During the quarter ended June 30, 2025, the Company repurchased 1.7 million shares of its common stock at an average price of $7.46 per share for a total purchase price of $12.6 million. Subsequent to quarter end, the Company repurchased 0.5 million shares of its common stock at an average price of $7.64 for a total purchase price of $3.6 million. The Company currently has $146.8 million of remaining capacity under its $200.0 million share repurchase program.

DIVIDENDS

On August 7, 2025, the Company's Board of Directors declared a quarterly cash dividend of $0.08 per share on its common stock. The dividend will be paid on October 14, 2025 to shareholders of record as of September 30, 2025. The Company’s Board of Directors also declared a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock. The dividend is payable on September 30, 2025 to shareholders of record as of September 19, 2025.

GUIDANCE
Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below.

The Company anticipates full year 2025 results to be in the following ranges:

	Current Guidance		Previous Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End
Comparable RevPAR Growth	(1.0)%	1.0%	(1.0)%	1.0%	—%
Comparable Total RevPAR Growth	(0.5%)	1.5%	(1.0)%	1.0%	0.5%
Adjusted EBITDA	$275 million	$295 million	$270 million	$295 million	$2.5 million
Adjusted FFO	$200.5 million	$220.5 million	$198 million	$223 million	—
Adjusted FFO per share	$0.96 per share	$1.06 per share	$0.94 per share	$1.06 per share	$0.01

Full year 2025 guidance is based in part on the following assumptions:
•Full year corporate expenses of approximately $24 million to $25 million, excluding share-based compensation, which is unchanged from prior guidance;
•Full year cash interest expense of approximately $63 million to $64 million, an increase of $2.5 million due to the upsizing of the Company's Credit Facility beyond initial expectations;
•Fully diluted weighted average common shares and units of 209.0 million; and
•3,502,175 full year available rooms.

EARNINGS CALL
The Company will host a conference call to discuss its second quarter results on Friday, August 8, 2025, at 9:00 a.m. Eastern Time. The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call using this link to obtain dial-in and webcast details. Registration details are also available by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

ABOUT THE COMPANY
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with approximately 9,600 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "intend," "project," "forecast," "plan" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; negative developments or volatility in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, the imposition of trade sanctions or tariffs and any potential retaliatory responses thereto, an increase in unemployment or a decrease in corporate earnings and investment; risks associated with the lodging industry overall, including, without limitation, decreases in the frequency of travel, decreases in the demand for, or frequency of, international travel as a result of evolving global trade dynamics or otherwise, and increases in operating costs; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
ASSETS	(unaudited)
Property and equipment, net	$2,615,010	$2,631,221
Assets held for sale	—	93,400
Right-of-use assets	89,485	89,931
Restricted cash	51,155	47,408
Due from hotel managers	171,819	145,947
Prepaid and other assets	81,444	82,963
Cash and cash equivalents	52,402	81,381
Total assets	$3,061,315	$3,172,251

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	1,020,320	1,095,294
Lease liabilities	86,123	85,235
Due to hotel managers	131,948	121,734
Liabilities of assets held for sale	—	3,352
Deferred rent	75,614	73,535
Unfavorable contract liabilities, net	57,378	58,208
Accounts payable and accrued expenses	80,477	79,201
Distributions declared and unpaid	17,394	49,034
Deferred income related to key money, net	7,563	7,726
Total liabilities	1,476,817	1,573,319
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at June 30, 2025 and December 31, 2024	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 205,375,594 and 207,592,210 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2,053	2,076
Additional paid-in capital	2,243,618	2,268,521
Accumulated other comprehensive loss	(5,473)	(1,360)
Distributions in excess of earnings	(664,721)	(679,050)
Total stockholders’ equity	1,575,525	1,590,235
Noncontrolling interests	8,973	8,697
Total equity	1,584,498	1,598,932
Total liabilities and equity	$3,061,315	$3,172,251

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rooms	$198,237	$203,487	$361,355	$366,994
Food and beverage	78,828	78,111	145,669	146,492
Other	28,655	27,682	53,549	52,217
Total revenues	305,720	309,280	560,573	565,703
Operating Expenses:
Rooms	47,272	47,585	91,115	91,553
Food and beverage	50,548	50,717	96,965	97,956
Other departmental and support expenses	68,719	67,817	134,005	132,417
Management fees	7,406	8,008	12,424	13,318
Franchise fees	10,003	10,567	19,051	19,593
Other property-level expenses	28,017	27,188	52,916	53,806
Depreciation and amortization	28,156	27,873	56,048	56,186
Corporate expenses	9,465	28,519	17,148	37,423
Total operating expenses	249,586	268,274	479,672	502,252

Interest expense	14,868	16,202	30,026	32,448
Interest (income) and other (income) expense, net	(764)	(1,195)	(2,228)	(2,264)
Total other expenses, net	14,104	15,007	27,798	30,184
Income before income taxes	42,030	25,999	53,103	33,267
Income tax expense	(991)	(1,368)	(149)	(278)
Net income	41,039	24,631	52,954	32,989
Less: Net income attributable to noncontrolling interests	(204)	(101)	(262)	(131)
Net income attributable to the Company	40,835	24,530	52,692	32,858
Distributions to preferred stockholders	(2,454)	(2,454)	(4,908)	(4,908)
Net income attributable to common stockholders	$38,381	$22,076	$47,784	$27,950
Earnings per share:
Earnings per share available to common stockholders - basic	$0.19	$0.10	$0.23	$0.13
Earnings per share available to common stockholders - diluted	$0.18	$0.10	$0.23	$0.13

Weighted-average number of common shares outstanding:
Basic	206,804,961	211,195,763	207,652,548	211,432,403
Diluted	207,916,308	212,016,445	209,161,359	212,276,815

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition and Hotel Pre-Opening Costs: We exclude the transition costs associated with a change in hotel manager and the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Share-Based Compensation Expense: We exclude share-based compensation expense as it is a non-cash item. This adjustment aligns with the calculation of Adjusted EBITDA for our financial covenant ratios under our credit facility, supporting consistency in our financial reporting and covenant compliance, as well as comparability with our peers.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: non-cash realized gains or losses on our deferred compensation plan assets; management or franchise contract termination fees; terminated transaction costs; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO, we exclude any unrealized fair value adjustments to interest rate swaps and the portion of our non-cash ground lease expense recognized as interest expense. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024 (As Adjusted)(1)	2025	2024 (As Adjusted)(1)
Net income	$41,039	$24,631	$52,954	$32,989
Interest expense	14,868	16,202	30,026	32,448
Income tax expense	991	1,368	149	278
Real estate related depreciation and amortization	28,156	27,873	56,048	56,186
EBITDA/EBITDAre	85,054	70,074	139,177	121,901
Non-cash lease expense and other amortization	1,284	1,555	2,583	3,073
Share-based compensation expense (2)	2,891	2,512	3,556	5,147
Hotel pre-opening costs	321	535	344	769
Terminated transaction costs	907	—	907	—
Severance costs	—	20,362	—	20,362
Adjusted EBITDA	90,457	95,038	146,567	151,252
Corporate expenses	5,655	5,636	12,003	11,884
Interest (income) and other (income) expense, net	(752)	(1,186)	(1,546)	(2,234)
Hotel Adjusted EBITDA	$95,360	$99,488	$157,024	$160,902
(1) Effective January 1, 2025, the Company excludes share-based compensation expense from its calculation of Adjusted EBITDA. Amounts reported for 2024 have been adjusted to reflect the current year presentation.
(2) For each of the three months ended June 30, 2025 and 2024, amounts include less than $0.1 million of non-cash realized gains related to our deferred compensation plan. For the six months ended June 30, 2025 and 2024, amounts include $0.7 million and less than $0.1 million, respectively, of non-cash realized gains related to our deferred compensation plan.

	Full Year 2025 Guidance
	Low End	High End
Net income	$79,710	$100,710
Interest expense	64,000	63,000
Income tax expense	683	1,683
Real estate related depreciation and amortization	116,000	115,000
EBITDAre	260,393	280,393
Non-cash lease expense and other amortization	6,200	6,200
Share-based compensation expense	7,000	7,000
Terminated transaction costs	907	907
Hotel pre-opening costs	500	500
Adjusted EBITDA	$275,000	$295,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024 (As Adjusted)(1)	2025	2024 (As Adjusted)(1)
Net income	$41,039	$24,631	$52,954	$32,989
Real estate related depreciation and amortization	28,156	27,873	56,048	56,186
FFO	69,195	52,504	109,002	89,175
Distribution to preferred stockholders	(2,454)	(2,454)	(4,908)	(4,908)
FFO available to common stock and unit holders	66,741	50,050	104,094	84,267
Non-cash lease expense and other amortization	1,470	1,555	2,945	3,073
Share-based compensation expense (2)	2,891	2,512	3,556	5,147
Terminated transaction costs	907	—	907	—
Severance costs	—	20,362	—	20,362
Hotel pre-opening costs	321	535	344	769
Adjusted FFO available to common stock and unit holders	$72,330	$75,014	$111,846	$113,618
Adjusted FFO available to common stock and unit holders, per diluted share	$0.35	$0.35	$0.53	$0.53
Diluted weighted average shares and units	208,943	212,879	210,178	213,086
(1) Effective January 1, 2025, the Company excludes share-based compensation from its calculation of Adjusted FFO. Amounts reported for 2024 have been adjusted to reflect the current year presentation.
(2) For each of the three months ended June 30, 2025 and 2024, amounts include less than $0.1 million of non-cash realized gains related to our deferred compensation plan. For the six months ended June 30, 2025 and 2024, amounts include $0.7 million and less than $0.1 million, respectively, of non-cash realized gains related to our deferred compensation plan.

	Full Year 2025 Guidance
	Low End	High End
Net income	$79,710	$100,710
Real estate related depreciation and amortization	116,000	115,000
FFO	195,710	215,710
Distribution to preferred stockholders	(9,817)	(9,817)
FFO available to common stock and unit holders	185,893	205,893
Non-cash lease expense and other amortization	6,200	6,200
Share-based compensation expense	7,000	7,000
Terminated transaction costs	907	907
Hotel pre-opening costs	500	500
Adjusted FFO available to common stock and unit holders	$200,500	$220,500
Adjusted FFO available to common stock and unit holders, per diluted share	$0.96	$1.06
Diluted weighted average shares and units	209,000	209,000

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$305,720	$309,280	$560,573	$565,703
Hotel revenues from prior ownership (1)	—	2,966	—	4,500
Hotel revenues from sold hotel (2)	—	(10,029)	(3,077)	(17,495)
Comparable Revenues	$305,720	$302,217	$557,496	$552,708

Hotel Adjusted EBITDA	$95,360	$99,488	$157,024	$160,902
Hotel Adjusted EBITDA from prior ownership (1)	—	1,050	—	1,085
Hotel Adjusted EBITDA from sold hotel (2)	—	(3,332)	(331)	(4,734)
Comparable Hotel Adjusted EBITDA	$95,360	$97,206	$156,693	$157,253

Hotel Adjusted EBITDA Margin	31.19%	32.17%	28.01%	28.44%
Comparable Hotel Adjusted EBITDA Margin	31.19%	32.16%	28.11%	28.45%
(1) Amounts represent the pre-acquisition operating results for AC Hotel Minneapolis Downtown from January 1, 2024 to June 30, 2024. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Amounts represent the operating results for Westin Washington D.C. City Center sold on February 19, 2025.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information for the Company's current portfolio of 36 hotels.

	Quarter 1, 2024	Quarter 2, 2024	Quarter 3, 2024	Quarter 4, 2024	Full Year 2024
ADR	$269.95	$292.59	$282.05	$291.24	$284.26
Occupancy	67.6%	77.5%	76.2%	69.5%	72.7%
RevPAR	$182.50	$226.83	$214.79	$202.40	$206.64
Total RevPAR	$287.09	$346.27	$318.60	$309.18	$315.28
Revenues (in thousands)	$250,491	$302,217	$281,127	$272,783	$1,106,618
Hotel Adjusted EBITDA (in thousands)	$60,047	$97,206	$82,003	$73,899	$313,155
Hotel Adjusted EBITDA Margin	23.97%	32.16%	29.17%	27.09%	28.30%
Available Rooms	872,508	872,781	882,372	882,280	3,509,941

Market Capitalization as of June 30, 2025
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2025 closing price of $7.66/share)	$1,592,487
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,020,876
Cash and cash equivalents	(52,402)
Total enterprise value	$2,679,961
Share Reconciliation

Common shares outstanding	205,376
Operating partnership units	1,135
Unvested restricted stock held by management and employees	850
Share grants under deferred compensation plan	536
Combined shares and units	207,897

Debt Summary
(dollars in thousands)
			Outstanding Principal as of
Loan	Interest Rate	Term	June 30, 2025	August 7, 2025	Maturity
Hotel Clio	4.33%	Fixed	$53,910	$—	July 2025
Westin Boston Seaport District	4.36%	Fixed	166,966	166,154	November 2025
Unsecured term loan	SOFR + 1.35% (1)	Variable	500,000	500,000	January 2028 (3)
Unsecured term loan	SOFR + 1.35% (2)	Variable	300,000	300,000	January 2029 (3)
Unsecured term loan	SOFR + 1.35% (2)	Variable	—	300,000	January 2030
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	—	January 2030 (3)
Total debt			1,020,876	1,266,154
Unamortized debt issuance costs (4)			(556)	(1,353)
Debt, net of unamortized debt issuance costs			$1,020,320	$1,264,801

Leverage Metrics			As of June 30, 2025	As of August 7, 2025
Total weighted-average interest rate (5)			5.2%	5.3%
Net debt to EBITDA (6)			3.3x	-
Net debt/ Preferred to EBITDA (6)			3.7x	-
Fixed charge coverage			4.6x	-
Average years to maturity			1.4	2.8

(1)    Interest rate was 5.12% as of June 30, 2025 and 5.10% as of August 7, 2025, which includes the effect of interest rate swaps.
(2)    Interest rate was 5.74% as of June 30, 2025 and 5.69% as of August 7, 2025.
(3)    Maturity date may be extended for two six-month periods upon the payment of applicable fees and the satisfaction of certain customary conditions.
(4)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Prepaid and Other Assets on the accompanying consolidated balance sheet.
(5)    Weighted-average interest rate includes the effect of interest rate swaps.
(6) Trailing 12 month EBITDA as of June 30, 2025.

	Operating Statistics – Second Quarter
	Rooms	ADR			Occupancy			RevPAR			Total RevPAR
		2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change	2Q 2025	2Q 2024	Change

AC Hotel Minneapolis Downtown (1)	245	$157.62	$178.99	(11.9)%	68.0%	66.0%	2.0%	$107.13	$118.21	(9.4)%	$123.16	$133.02	(7.4)%
Atlanta Marriott Alpharetta	318	$159.93	$156.89	1.9%	69.7%	69.7%	—%	$111.51	$109.41	1.9%	$150.07	$158.18	(5.1)%
Bourbon Orleans Hotel	220	$222.29	$243.76	(8.8)%	73.0%	78.6%	(5.6)%	$162.35	$191.53	(15.2)%	$214.85	$241.16	(10.9)%
Cavallo Point, The Lodge at the Golden Gate	142	$563.32	$574.78	(2.0)%	63.2%	61.7%	1.5%	$355.86	$354.87	0.3%	$968.38	$978.70	(1.1)%
Chicago Marriott Downtown Magnificent Mile	1,200	$283.76	$279.63	1.5%	71.9%	67.4%	4.5%	$203.91	$188.37	8.2%	$347.15	$306.39	13.3%
Chico Hot Springs Resort & Day Spa	117	$243.15	$201.95	20.4%	63.7%	72.5%	(8.8)%	$154.79	$146.43	5.7%	$345.69	$355.60	(2.8)%
Courtyard Denver Downtown	177	$232.21	$221.52	4.8%	84.5%	83.7%	0.8%	$196.29	$185.35	5.9%	$216.05	$204.72	5.5%
Courtyard New York Manhattan/Fifth Avenue	189	$330.15	$316.32	4.4%	99.0%	88.9%	10.1%	$327.01	$281.34	16.2%	$332.59	$288.49	15.3%
Courtyard New York Manhattan/Midtown East	321	$354.49	$359.88	(1.5)%	91.7%	94.0%	(2.3)%	$325.08	$338.22	(3.9)%	$334.11	$348.70	(4.2)%
Embassy Suites by Hilton Bethesda	272	$182.91	$190.12	(3.8)%	78.3%	83.5%	(5.2)%	$143.19	$158.69	(9.8)%	$166.46	$178.96	(7.0)%
Havana Cabana Key West	106	$242.76	$287.85	(15.7)%	82.5%	83.1%	(0.6)%	$200.18	$239.30	(16.3)%	$303.70	$328.80	(7.6)%
Henderson Beach Resort	270	$445.60	$464.72	(4.1)%	71.1%	74.4%	(3.3)%	$316.74	$345.84	(8.4)%	$606.22	$613.43	(1.2)%
Henderson Park Inn	37	$662.88	$684.85	(3.2)%	83.9%	84.9%	(1.0)%	$556.37	$581.11	(4.3)%	$915.22	$899.70	1.7%
Hilton Garden Inn New York/Times Square Central	282	$294.15	$284.16	3.5%	97.7%	89.5%	8.2%	$287.31	$254.22	13.0%	$321.79	$284.28	13.2%
Hotel Champlain Burlington	258	$208.66	$240.84	(13.4)%	73.6%	75.9%	(2.3)%	$153.61	$182.85	(16.0)%	$228.38	$243.22	(6.1)%
Hotel Clio	199	$336.34	$327.64	2.7%	79.4%	83.7%	(4.3)%	$266.93	$274.30	(2.7)%	$459.90	$462.34	(0.5)%
Hotel Emblem San Francisco	96	$188.40	$184.02	2.4%	71.4%	62.5%	8.9%	$134.51	$115.04	16.9%	$162.90	$142.72	14.1%
Kimpton Hotel Palomar Phoenix	242	$224.14	$218.99	2.4%	67.7%	76.2%	(8.5)%	$151.63	$166.96	(9.2)%	$255.25	$272.32	(6.3)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$192.35	$182.23	5.6%	74.3%	78.5%	(4.2)%	$142.96	$142.99	—%	$291.47	$267.26	9.1%
Kimpton Shorebreak Huntington Beach Resort	157	$307.13	$326.16	(5.8)%	81.9%	85.7%	(3.8)%	$251.58	$279.54	(10.0)%	$383.45	$402.32	(4.7)%
L'Auberge de Sedona	88	$882.40	$951.60	(7.3)%	76.2%	74.2%	2.0%	$672.71	$705.97	(4.7)%	$1,183.79	$1,227.01	(3.5)%
Lake Austin Spa Resort	40	$1,077.87	$1,065.58	1.2%	63.8%	70.6%	(6.8)%	$688.18	$752.64	(8.6)%	$1,677.02	$1,725.14	(2.8)%
Margaritaville Beach House Key West	186	$363.85	$371.14	(2.0)%	88.6%	88.5%	0.1%	$322.27	$328.50	(1.9)%	$450.94	$461.12	(2.2)%
Orchards Inn Sedona	70	$290.40	$301.79	(3.8)%	11.6%	68.1%	(56.5)%	$33.64	$205.38	(83.6)%	$176.85	$404.96	(56.3)%
Salt Lake City Marriott Downtown at City Creek	510	$212.39	$196.94	7.8%	72.6%	73.0%	(0.4)%	$154.21	$143.79	7.2%	$208.58	$194.44	7.3%
The Dagny Boston	403	$334.24	$302.27	10.6%	86.3%	89.3%	(3.0)%	$288.31	$270.03	6.8%	$317.96	$298.14	6.6%
The Gwen	311	$355.48	$331.59	7.2%	79.4%	81.5%	(2.1)%	$282.15	$270.37	4.4%	$427.84	$405.17	5.6%
The Hythe Vail	344	$256.50	$266.05	(3.6)%	40.3%	50.8%	(10.5)%	$103.43	$135.12	(23.5)%	$189.99	$255.37	(25.6)%
The Landing Lake Tahoe Resort & Spa	82	$382.17	$361.62	5.7%	60.5%	64.9%	(4.4)%	$231.39	$234.60	(1.4)%	$439.34	$443.90	(1.0)%
The Lindy Renaissance Charleston Hotel	167	$394.55	$388.06	1.7%	93.3%	94.0%	(0.7)%	$368.17	$364.77	0.9%	$463.82	$442.56	4.8%
The Lodge at Sonoma Resort	182	$452.66	$435.59	3.9%	74.2%	72.4%	1.8%	$335.85	$315.21	6.5%	$532.04	$495.38	7.4%
Tranquility Bay Beachfront Resort	103	$604.79	$605.29	(0.1)%	80.8%	79.7%	1.1%	$488.71	$482.14	1.4%	$629.10	$628.64	0.1%
Westin Boston Waterfront	793	$302.46	$281.74	7.4%	88.1%	89.8%	(1.7)%	$266.47	$253.03	5.3%	$411.91	$412.33	(0.1)%
Westin Fort Lauderdale Beach Resort	432	$250.54	$247.85	1.1%	78.9%	80.8%	(1.9)%	$197.60	$200.38	(1.4)%	$419.31	$419.88	(0.1)%
Westin San Diego Bayview	436	$247.02	$236.19	4.6%	82.9%	75.3%	7.6%	$204.83	$177.91	15.1%	$267.17	$221.04	20.9%
Worthington Renaissance Fort Worth Hotel	504	$203.94	$217.36	(6.2)%	76.3%	76.6%	(0.3)%	$155.59	$166.58	(6.6)%	$295.97	$309.09	(4.2)%
Comparable Total (2)	9,595	$295.78	$292.59	1.1%	76.7%	77.5%	(0.8)%	$226.95	$226.83	0.1%	$350.00	$346.27	1.1%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the pre-acquisition operating results of the period from April 1, 2024 to June 30, 2024.
(2) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and exclude the Westin Washington D.C. City Center which was sold in 2025.

	Operating Statistics – Year to Date
	Rooms	ADR			Occupancy			RevPAR			Total RevPAR
		YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change	YTD 2025	YTD 2024	Change

AC Hotel Minneapolis Downtown (1)	245	$146.65	$166.70	(12.0)%	54.6%	53.3%	1.3%	$80.10	$88.81	(9.8)%	$93.62	$100.94	(7.3)%
Atlanta Marriott Alpharetta	318	$165.65	$160.91	2.9%	67.3%	64.4%	2.9%	$111.54	$103.69	7.6%	$158.63	$151.42	4..8%
Bourbon Orleans Hotel	220	$260.70	$252.55	3.2%	70.8%	77.6%	(6.8)%	$184.67	$196.01	(5.8)%	$238.40	$245.23	(2.8)%
Cavallo Point, The Lodge at the Golden Gate	142	$552.72	$563.98	(2.0)%	57.4%	56.4%	1.0%	$317.05	$318.00	(0.3)%	$863.68	$870.35	(0.8)%
Chicago Marriott Downtown Magnificent Mile	1,200	$252.45	$236.23	6.9%	57.5%	56.9%	0.6%	$145.11	$134.30	8.0%	$253.34	$241.50	4.9%
Chico Hot Springs Resort & Day Spa	117	$225.20	$191.05	17.9%	61.8%	72.1%	(10.3)%	$139.16	$137.79	1.0%	$329.64	$339.66	(3.0)%
Courtyard Denver Downtown	177	$201.74	$192.63	4.7%	77.8%	75.7%	2.1%	$156.90	$145.88	7.6%	$175.45	$164.02	7.0%
Courtyard New York Manhattan/Fifth Avenue	189	$279.25	$262.20	6.5%	96.5%	89.0%	7.5%	$269.42	$233.30	15.5%	$274.86	$240.21	14.4%
Courtyard New York Manhattan/Midtown East	321	$304.09	$305.05	(0.3)%	89.7%	92.6%	(2.9)%	$272.67	$282.36	(3.4)%	$282.28	$292.94	(3.6)%
Embassy Suites by Hilton Bethesda	272	$174.28	$177.12	(1.6)%	67.0%	71.2%	(4.2)%	$116.72	$126.10	(7.4)%	$136.18	$142.81	(4.6)%
Havana Cabana Key West	106	$293.04	$348.71	(16.0)%	87.6%	84.4%	3.2%	$256.83	$294.27	(12.7)%	$361.23	$378.71	(4.6)%
Henderson Beach Resort	270	$388.37	$415.52	(6.5)%	55.9%	57.5%	(1.6)%	$217.09	$239.12	(9.2)%	$439.65	$446.45	(1.5)%
Henderson Park Inn	37	$571.49	$574.38	(0.5)%	68.0%	71.0%	(3.0)%	$388.70	$407.88	(4.7)%	$648.77	$639.63	1.4%
Hilton Garden Inn New York/Times Square Central	282	$255.78	$232.97	9.8%	83.0%	89.6%	(6.6)%	$212.32	$208.70	1.7%	$241.33	$238.50	1.2%
Hotel Champlain Burlington	258	$179.80	$201.16	(10.6)%	65.6%	66.1%	(0.5)%	$117.91	$132.90	(11.3)%	$178.07	$178.60	(0.3)%
Hotel Clio	199	$311.20	$300.99	3.4%	74.7%	74.5%	0.2%	$232.49	$224.14	3.7%	$397.58	$381.06	4.3%
Hotel Emblem San Francisco	96	$216.44	$218.08	(0.8)%	63.7%	60.7%	3.0%	$137.95	$132.27	4.3%	$169.02	$164.46	2.8%
Kimpton Hotel Palomar Phoenix	242	$257.26	$247.69	3.9%	72.2%	79.1%	(6.9)%	$185.78	$195.90	(5.2)%	$297.55	$311.66	(4.5)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$235.02	$223.27	5.3%	80.4%	83.8%	(3.4)%	$188.87	$187.08	1.0%	$356.35	$322.39	10.5%
Kimpton Shorebreak Huntington Beach Resort	157	$298.15	$307.37	(3.0)%	77.8%	82.1%	(4.3)%	$231.86	$252.39	(8.1)%	$359.91	$376.35	(4.4)%
L'Auberge de Sedona	88	$836.90	$909.10	(7.9)%	74.7%	69.6%	5.1%	$625.26	$632.50	(1.1)%	$1,075.77	$1,071.71	0.4%
Lake Austin Spa Resort	40	$1,050.08	$1,036.17	1.3%	57.4%	64.1%	(6.7)%	$602.64	$664.40	(9.3)%	$1,459.90	$1,527.03	(4.4)%
Margaritaville Beach House Key West	186	$422.83	$443.07	(4.6)%	89.8%	90.1%	(0.3)%	$379.71	$399.42	(4.9)%	$508.65	$529.13	(3.9)%
Orchards Inn Sedona	70	$289.58	$299.20	(3.2)%	5.8%	62.6%	(56.8)%	$16.91	$187.32	(91.0)%	$150.06	$361.96	(58.5)%
Salt Lake City Marriott Downtown at City Creek	510	$208.48	$197.58	5.5%	71.0%	69.4%	1.6%	$147.93	$137.07	7.9%	$202.94	$187.74	8.1%
The Dagny Boston	403	$271.07	$252.32	7.4%	82.1%	83.1%	(1.0)%	$222.60	$209.63	6.2%	$251.40	$236.67	6.2%
The Gwen	311	$295.44	$278.74	6.0%	73.2%	73.7%	(0.5)%	$216.32	$205.54	5.2%	$323.70	$299.27	8.2%
The Hythe Vail	344	$529.96	$484.14	9.5%	57.9%	63.6%	(5.7)%	$306.70	$307.95	(0.4)%	$450.55	$455.06	(1.0)%
The Landing Lake Tahoe Resort & Spa	82	$357.07	$349.50	2.2%	54.2%	55.8%	(1.6)%	$193.41	$194.98	(0.8)%	$366.50	$366.58	—%
The Lindy Renaissance Charleston Hotel	167	$364.41	$355.33	2.6%	89.4%	90.3%	(0.9)%	$325.83	$320.80	1.6%	$410.87	$394.85	4.1%
The Lodge at Sonoma Resort	182	$400.40	$387.62	3.3%	67.5%	58.9%	8.6%	$270.37	$228.16	18.5%	$445.58	$384.69	15.8%
Tranquility Bay Beachfront Resort	103	$668.29	$704.50	(5.1)%	79.8%	77.6%	2.2%	$533.61	$546.47	(2.4)%	$678.94	$696.18	(2.5)%
Westin Boston Waterfront	793	$271.43	$252.99	7.3%	82.2%	83.9%	(1.7)%	$223.20	$212.21	5.2%	$354.08	$352.36	0.5%
Westin Fort Lauderdale Beach Resort	432	$291.78	$290.74	0.4%	81.7%	84.2%	(2.5)%	$238.29	$244.94	(2.7)%	$495.17	$514.78	(3.8)%
Westin San Diego Bayview	436	$235.97	$228.13	3.4%	79.7%	68.3%	11.4%	$188.08	$155.87	20.7%	$259.04	$207.27	25.0%
Westin Washington D.C. City Center	410	$254.66	$188.28	35.3%	45.4%	60.7%	(15.3)%	$115.57	$114.25	1.2%	$153.18	$146.08	4.9%
Worthington Renaissance Fort Worth Hotel	504	$207.93	$213.47	(2.6)%	75.5%	73.3%	2.2%	$157.01	$156.46	0.4%	$294.60	$291.66	1.0%
Comparable Total (2)	9,595	$287.24	$282.04	1.8%	72.0%	72.6%	(0.6)%	$206.69	$204.67	1.0%	$320.95	$316.69	1.3%

(1) Hotel was acquired on November 12, 2024. Amounts reflect the pre-acquisition operating results of the period from January 1, 2024 to June 30, 2024.
(2) Amounts include the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024 and exclude the Westin Washington D.C. City Center which was sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Second Quarter 2025

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
AC Hotel Minneapolis Downtown	$2,746	$555	$298	$—	$—	$853
Atlanta Marriott Alpharetta	$4,343	$1,270	$378	$—	$—	$1,648
Bourbon Orleans Hotel	$4,301	$508	$1,109	$—	$3	$1,620
Cavallo Point, The Lodge at the Golden Gate	$12,513	$2,266	$1,483	$—	$94	$3,843
Chicago Marriott Downtown Magnificent Mile	$37,909	$8,420	$3,048	$6	$(397)	$11,077
Chico Hot Springs Resort & Day Spa	$3,681	$335	$441	$—	$—	$776
Courtyard Denver Downtown	$3,480	$1,154	$386	$—	$—	$1,540
Courtyard New York Manhattan/Fifth Avenue	$5,720	$952	$344	$282	$204	$1,782
Courtyard New York Manhattan/Midtown East	$9,760	$2,773	$536	$—	$—	$3,309
Embassy Suites by Hilton Bethesda	$4,120	$(988)	$482	$—	$1,440	$934
Havana Cabana Key West	$2,929	$523	$235	$—	$—	$758
Henderson Beach Resort	$14,895	$4,032	$1,112	$—	$—	$5,144
Henderson Park Inn	$3,082	$1,427	$273	$—	$—	$1,700
Hilton Garden Inn New York/Times Square Central	$8,258	$1,972	$778	$—	$—	$2,750
Hotel Champlain Burlington	$5,362	$300	$782	$—	$—	$1,082
Hotel Clio	$8,328	$946	$848	$600	$5	$2,399
Hotel Emblem San Francisco	$1,423	$(189)	$292	$—	$—	$103
Kimpton Hotel Palomar Phoenix	$5,621	$454	$509	$—	$190	$1,153
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,546	$(71)	$371	$—	$—	$300
Kimpton Shorebreak Huntington Beach Resort	$5,478	$1,632	$338	$—	$—	$1,970
L'Auberge de Sedona	$9,480	$3,051	$420	$—	$—	$3,471
Lake Austin Spa Resort	$6,104	$1,348	$719	$—	$—	$2,067
Margaritaville Beach House Key West	$7,633	$2,478	$760	$—	$—	$3,238
Orchards Inn Sedona	$1,127	$(629)	$344	$—	$42	$(243)
Salt Lake City Marriott Downtown at City Creek	$9,680	$2,690	$1,062	$—	$11	$3,763
The Dagny Boston	$11,660	$3,377	$1,566	$—	$—	$4,943
The Gwen	$12,108	$3,058	$757	$—	$—	$3,815
The Hythe Vail	$6,013	$(1,355)	$1,149	$—	$—	$(206)
The Landing Lake Tahoe Resort & Spa	$3,278	$558	$315	$—	$—	$873
The Lindy Renaissance Charleston Hotel	$7,049	$3,167	$368	$—	$—	$3,535
The Lodge at Sonoma Resort	$8,812	$2,781	$478	$—	$—	$3,259
Tranquility Bay Beachfront Resort	$5,897	$1,519	$466	$—	$—	$1,985
Westin Boston Seaport District	$29,726	$5,158	$2,303	$1,884	$(122)	$9,223
Westin Fort Lauderdale Beach Resort	$16,484	$2,172	$1,113	$—	$—	$3,285
Westin San Diego Bayview	$10,600	$1,818	$1,349	$—	$—	$3,167
Worthington Renaissance Fort Worth Hotel	$13,574	$3,258	$944	$263	$—	$4,465
Total	$305,720	$62,720	$28,156	$3,035	$1,470	$95,360

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.

	Hotel Adjusted EBITDA Reconciliation - Second Quarter 2024
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,577	$1,360	$347	$—	$—	$1,707
Bourbon Orleans Hotel	$4,828	$1,135	$883	$—	$3	$2,021
Cavallo Point, The Lodge at the Golden Gate	$12,647	$2,241	$1,409	$—	$94	$3,744
Chicago Marriott Downtown Magnificent Mile	$33,458	$8,301	$3,058	$6	$(397)	$10,968
Chico Hot Springs Resort & Day Spa	$3,657	$58	$396	$—	$2	$456
Courtyard Denver Downtown	$3,297	$1,175	$331	$—	$—	$1,506
Courtyard New York Manhattan/Fifth Avenue	$4,962	$378	$324	$—	$253	$955
Courtyard New York Manhattan/Midtown East	$10,186	$2,305	$490	$870	$—	$3,665
Embassy Suites by Hilton Bethesda	$4,430	$(930)	$638	$—	$1,454	$1,162
Havana Cabana Key West	$3,172	$548	$444	$—	$—	$992
Henderson Beach Resort	$15,016	$3,854	$1,091	$—	$—	$4,945
Henderson Park Inn	$3,029	$1,345	$268	$—	$—	$1,613
Hilton Garden Inn New York/Times Square Central	$7,295	$1,517	$650	$—	$—	$2,167
Hotel Champlain Burlington	$5,710	$604	$621	$—	$—	$1,225
Hotel Clio	$8,373	$1,472	$799	$618	$5	$2,894
Hotel Emblem San Francisco	$1,247	$(313)	$313	$—	$—	$—
Kimpton Hotel Palomar Phoenix	$5,997	$660	$464	$—	$193	$1,317
Kimpton Shorebreak Fort Lauderdale Beach Resort	$2,335	$(311)	$351	$—	$—	$40
Kimpton Shorebreak Huntington Beach Resort	$5,748	$1,884	$342	$—	$—	$2,226
L'Auberge de Sedona	$9,826	$3,194	$346	$—	$—	$3,540
Lake Austin Spa Resort	$6,280	$1,384	$701	$—	$—	$2,085
Margaritaville Beach House Key West	$7,805	$2,621	$535	$—	$—	$3,156
Orchards Inn Sedona	$2,580	$693	$90	$—	$42	$825
Salt Lake City Marriott Downtown at City Creek	$9,024	$2,570	$965	$—	$28	$3,563
The Dagny Boston	$10,934	$2,820	$1,656	$—	$—	$4,476
The Gwen	$11,467	$2,926	$782	$—	$—	$3,708
The Hythe Vail	$7,994	$196	$1,172	$—	$—	$1,368
The Landing Lake Tahoe Resort & Spa	$3,312	$656	$220	$—	$—	$876
The Lindy Renaissance Charleston Hotel	$6,726	$2,977	$388	$—	$—	$3,365
The Lodge at Sonoma Resort	$8,205	$2,374	$505	$—	$—	$2,879
Tranquility Bay Beachfront Resort	$5,892	$1,521	$453	$—	$—	$1,974
Westin Boston Seaport District	$29,752	$5,087	$2,435	$1,940	$(122)	$9,340
Westin Fort Lauderdale Beach Resort	$16,544	$2,763	$1,053	$—	$—	$3,816
Westin San Diego Bayview	$8,770	$1,283	$1,331	$—	$—	$2,614
Westin Washington D.C. City Center	$10,029	$2,184	$1,148	$—	$—	$3,332
Worthington Renaissance Fort Worth Hotel	$14,176	$3,396	$874	$698	$—	$4,968
Total	$309,280	$65,928	$27,873	$4,132	$1,555	$99,488
Add: Prior Ownership Results (2)	$2,966	$725	$325	$—	$—	$1,050
Less: Sold Hotel (3)	$(10,029)	$(2,184)	$(1,148)	$—	$—	$(3,332)
Comparable Total	$302,217	$64,469	$27,050	$4,132	$1,555	$97,206
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.
(3) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2025
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

AC Hotel Minneapolis Downtown	$4,151	$192	$595	$—	$—	$787
Atlanta Marriott Alpharetta	$9,131	$2,875	$741	$—	$—	$3,616
Bourbon Orleans Hotel	$9,493	$1,877	$2,166	$—	$6	$4,049
Cavallo Point, The Lodge at the Golden Gate	$22,198	$1,999	$2,939	$—	$187	$5,125
Chicago Marriott Downtown Magnificent Mile	$55,025	$5,402	$6,158	$12	$(795)	$10,777
Chico Hot Springs Resort & Day Spa	$6,981	$99	$871	$—	$—	$970
Courtyard Denver Downtown	$5,621	$1,285	$769	$—	$—	$2,054
Courtyard New York Manhattan/Fifth Avenue	$9,403	$308	$686	$567	$404	$1,965
Courtyard New York Manhattan/Midtown East	$16,401	$3,055	$1,066	$—	$—	$4,121
Embassy Suites by Hilton Bethesda	$6,705	$(2,959)	$1,028	$—	$2,890	$959
Havana Cabana Key West	$6,931	$1,886	$548	$—	$—	$2,434
Henderson Beach Resort	$21,486	$3,098	$2,222	$—	$—	$5,320
Henderson Park Inn	$4,345	$1,394	$551	$—	$—	$1,945
Hilton Garden Inn New York/Times Square Central	$12,318	$886	$1,436	$—	$—	$2,322
Hotel Champlain Burlington	$8,315	$(919)	$1,562	$—	$—	$643
Hotel Clio	$14,320	$244	$1,702	$1,200	$10	$3,156
Hotel Emblem San Francisco	$2,937	$(245)	$586	$—	$—	$341
Kimpton Hotel Palomar Phoenix	$13,033	$2,410	$1,016	$—	$383	$3,809
Kimpton Shorebreak Fort Lauderdale Beach Resort	$6,192	$625	$740	$—	$—	$1,365
Kimpton Shorebreak Huntington Beach Resort	$10,228	$2,465	$680	$—	$—	$3,145
L'Auberge de Sedona	$17,135	$4,981	$831	$—	$—	$5,812
Lake Austin Spa Resort	$10,570	$1,629	$1,435	$—	$—	$3,064
Margaritaville Beach House Key West	$17,124	$6,430	$1,520	$—	$—	$7,950
Orchards Inn Sedona	$1,901	$(1,088)	$439	$—	$84	$(565)
Salt Lake City Marriott Downtown at City Creek	$18,734	$5,264	$2,110	$—	$21	$7,395
The Dagny Boston	$18,338	$2,391	$3,126	$—	$—	$5,517
The Gwen	$18,221	$1,433	$1,511	$—	$—	$2,944
The Hythe Vail	$28,208	$9,245	$2,310	$—	$—	$11,555
The Landing Lake Tahoe Resort & Spa	$5,440	$446	$634	$—	$—	$1,080
The Lindy Renaissance Charleston Hotel	$12,419	$5,091	$731	$—	$—	$5,822
The Lodge at Sonoma Resort	$14,678	$3,217	$971	$—	$—	$4,188
Tranquility Bay Beachfront Resort	$12,657	$3,453	$934	$—	$—	$4,387
Westin Boston Seaport District	$50,822	$3,990	$4,604	$3,761	$(245)	$12,110
Westin Fort Lauderdale Beach Resort	$38,718	$9,501	$2,227	$—	$—	$11,728
Westin San Diego Bayview	$20,442	$3,435	$2,698	$—	$—	$6,133
Westin Washington D.C. City Center	$3,077	$331	$—	$—	$—	$331
Worthington Renaissance Fort Worth Hotel	$26,875	$5,862	$1,905	$940	$—	$8,707
Total	$560,573	$91,588	$56,048	$6,480	$2,945	$157,024
Less: Sold Hotel (2)	$(3,077)	$(331)	$—	$—	$—	$(331)
Comparable Total	$557,496	$91,257	$56,048	$6,480	$2,945	$156,693
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2024
		Net Income /(Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$8,764	$2,450	$722	$—	$—	$3,172
Bourbon Orleans Hotel	$9,819	$2,450	$1,757	$—	$(26)	$4,181
Cavallo Point, The Lodge at the Golden Gate	$22,493	$2,176	$2,870	$—	$187	$5,233
Chicago Marriott Downtown Magnificent Mile	$52,744	$6,724	$6,473	$12	$(795)	$12,414
Chico Hot Springs Resort & Day Spa	$6,985	$(199)	$783	$—	$3	$587
Courtyard Denver Downtown	$5,284	$1,342	$711	$—	$—	$2,053
Courtyard New York Manhattan/Fifth Avenue	$8,263	$(562)	$683	$—	$507	$628
Courtyard New York Manhattan/Midtown East	$17,114	$1,736	$1,016	$1,746	$—	$4,498
Embassy Suites by Hilton Bethesda	$7,070	$(2,965)	$1,213	$—	$2,918	$1,166
Havana Cabana Key West	$7,306	$2,012	$742	$—	$—	$2,754
Henderson Beach Resort	$21,735	$2,897	$2,153	$—	$—	$5,050
Henderson Park Inn	$4,307	$1,228	$542	$—	$—	$1,770
Hilton Garden Inn New York/Times Square Central	$12,241	$981	$1,300	$—	$—	$2,281
Hotel Champlain Burlington	$8,386	$(207)	$1,195	$—	$—	$988
Hotel Clio	$13,801	$438	$1,644	$1,239	$10	$3,331
Hotel Emblem San Francisco	$2,873	$(350)	$615	$—	$—	$265
Kimpton Hotel Palomar Phoenix	$13,727	$2,907	$965	$—	$392	$4,264
Kimpton Shorebreak Fort Lauderdale Beach Resort	$5,633	$175	$708	$—	$—	$883
Kimpton Shorebreak Huntington Beach Resort	$10,754	$2,864	$722	$—	$—	$3,586
L'Auberge de Sedona	$17,165	$4,821	$732	$—	$—	$5,553
Lake Austin Spa Resort	$11,117	$1,696	$1,382	$—	$—	$3,078
Margaritaville Beach House Key West	$17,912	$6,821	$1,301	$—	$—	$8,122
Orchards Inn Sedona	$4,611	$1,108	$177	$—	$84	$1,369
Salt Lake City Marriott Downtown at City Creek	$17,426	$4,726	$1,883	$—	$38	$6,647
The Dagny Boston	$17,359	$1,704	$3,186	$—	$—	$4,890
The Gwen	$16,940	$1,060	$1,730	$—	$—	$2,790
The Hythe Vail	$28,490	$9,705	$2,353	$—	$—	$12,058
The Landing Lake Tahoe Resort & Spa	$5,471	$542	$439	$—	$—	$981
The Lindy Renaissance Charleston Hotel	$12,001	$4,678	$781	$—	$—	$5,459
The Lodge at Sonoma Resort	$12,742	$1,735	$1,123	$—	$—	$2,858
Tranquility Bay Beachfront Resort	$13,051	$3,459	$905	$—	$—	$4,364
Westin Boston Seaport District	$50,856	$3,886	$4,924	$3,893	$(245)	$12,458
Westin Fort Lauderdale Beach Resort	$40,568	$11,024	$2,136	$—	$—	$13,160
Westin San Diego Bayview	$16,447	$2,085	$2,399	$—	$—	$4,484
Westin Washington D.C. City Center	$17,495	$2,538	$2,196	$—	$—	$4,734
Worthington Renaissance Fort Worth Hotel	$26,753	$5,570	$1,725	$1,400	$—	$8,695
Total	$565,703	$93,255	$56,186	$8,290	$3,073	$160,902
Add: Prior Ownership Results (2)	$4,500	$437	$648	$—	$—	$1,085
Less: Sold Hotel (3)	$(17,495)	$(2,538)	$(2,196)	$—	$—	$(4,734)
Comparable Total	$552,708	$91,154	$54,638	$8,290	$3,073	$157,253
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2) Represents the pre-acquisition operating results of the AC Minneapolis Downtown acquired in 2024.
(3) Represents the operating results of the Westin Washington D.C. City Center sold in 2025.